Exhibit 99.2

Regency Energy Partners LP Announces Pricing of Private Offering of Senior Notes

DALLAS, April 24, 2013 (BUSINESS WIRE) — Regency Energy Partners LP (NYSE: RGP) (“Regency”) today announced that it has priced a private offering of $600 million in aggregate principal amount of 4.500% Senior Notes due 2023. Regency Energy Finance Corp., a wholly owned direct subsidiary of Regency, will serve as co-issuer of the notes. The sale of the notes is expected to settle on April 30, 2013, subject to the satisfaction of customary closing conditions.

Regency intends to use the net proceeds from the offering to fund the cash portion of the consideration for its previously announced acquisition of Southern Union Gathering Company, LLC (the “SUGS Acquisition”) from Southern Union Company, a jointly owned affiliate of Energy Transfer Equity, L.P. (NYSE: ETE) and Energy Transfer Partners, L.P. (NYSE: ETP). If the SUGS Acquisition does not close on or prior to September 1, 2013, or if the contribution agreement relating to the SUGS Acquisition is terminated at any time prior to the consummation thereof, we will be required to redeem all of the notes in cash at a redemption price equal to 100% of the aggregate principal amount of the notes, plus accrued and unpaid interest to the date of redemption.

The securities to be offered have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws; and unless so registered, the securities may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

This press release is neither an offer to sell nor a solicitation of an offer to buy the notes or any other securities and shall not constitute an offer to sell or a solicitation of an offer to buy, or a sale of, the notes or any other securities in any jurisdiction in which such offer, solicitation or sale is unlawful.

This release includes “forward-looking” statements. Forward-looking statements are identified as any statement that does not relate strictly to historical or current facts. Statements using words such as “anticipate,” “believe,” “intend,” “project,” “plan,” “expect,” “continue,” “estimate,” “goal,” “forecast,” “may” or similar expressions help identify forward-looking statements. Although we believe our forward-looking statements are based on reasonable assumptions and current expectations and projections about future events, we cannot give any assurance that such expectations will prove to be correct. Forward-looking statements are subject to a variety of risks, uncertainties and assumptions. These assumptions include our ability to consummate the proposed senior notes offering and the SUGS Acquisition. Additional risks include: volatility in the price of oil, natural gas, and natural gas liquids, declines in the credit markets and the availability of credit for Regency as well as for producers connected to Regency’s system and its customers, the level of creditworthiness of, and performance by, Regency’s counterparties and customers, Regency’s ability to access capital to fund organic growth projects and acquisitions, including significant acquisitions, Regency’s ability to obtain debt and equity financing on satisfactory terms, Regency’s use of derivative financial instruments to hedge commodity and interest rate risks, the amount of collateral required to be posted from time-to-time in Regency’s transactions, changes in commodity prices, interest rates, and demand for Regency’s services, changes in laws and regulations impacting the midstream sector of the natural gas industry, weather and other natural phenomena, acts of terrorism and war, industry changes including the impact of consolidations and changes in competition, Regency’s ability to obtain required approvals for construction or modernization of Regency’s facilities and the timing of production from such facilities, and the effect of accounting pronouncements issued periodically by accounting standard setting boards. Therefore, actual results and outcomes may differ materially from those expressed in such forward-looking statements. These and other risks and uncertainties are discussed in more detail in filings made by Regency with the Securities and Exchange Commission, which are available to the public. Regency undertakes no obligation to update publicly or to revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Regency Energy Partners LP (NYSE: RGP) is a growth-oriented master limited partnership engaged in the gathering and processing, compression, treating and transportation of natural gas and the transportation, fractionation and storage of natural gas liquids. Regency’s general partner is owned by Energy Transfer Equity, L.P. (NYSE: ETE).

SOURCE: Regency Energy Partners LP

Investor Relations:

Regency Energy Partners LP

Lyndsay Hannah, 214-840-5477

Manager, Finance & Investor Relations

ir@regencygas.com

or

Media Relations:

Granado Communications Group

Vicki Granado, 214-599-8785

vicki@granadopr.com